EXHIBIT 99.2

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made this 15th day of May, 2002, by and between Zurickirch Corp., a publicly-held, fully reporting corporation incorporated in Nevada ("Zurickirch"); John Chris Kirch, an individual major shareholder residing in Salt Lake City, Utah; and Aspect Semiquip International, Inc., an Arizona corporation ("ASI"), based on the following:

Recitals

Zurickirch wishes to acquire all the issued and outstanding stock of ASI in exchange for stock of Zurickirch, in a transaction intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Agreement to represent the terms and conditions of such tax-free reorganization, which Agreement the parties hereby adopt. However, neither party is seeking tax counsel or legal or accounting opinions on whether the transaction qualifies for tax free treatment.

Agreement

Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

EXCHANGE OF STOCK

1.01 Exchange of Shares. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the sole remaining owner of record of all of the stock of ASI issued and outstanding on the Closing Date as set forth on Exhibit A-1 (the "ASI Stockholder") shall assign, transfer, and deliver to Zurickirch, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all issued and outstanding shares of common stock of ASI (the "ASI Shares") held by the ASI Stockholder which shares shall represent all issued and outstanding shares of ASI common stock, and Zurickirch agrees to acquire such shares on such date by issuing and delivering in exchange therefor an aggregate of approximately 18,000,000 restricted shares of Zurickirch common stock, par value $0.001 per share, (the "Zurickirch Common Stock"). All shares of Zurickirch Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Zurickirch Common Stock which may occur between the date of the execution of this Agreement and the Closing Date. Following the issuance of the 18,000,000 shares as set forth herein, the ASI Stockholder shall hold at least an aggregate of 83% of the voting and beneficial interest of all outstanding securities of Zurickirch.

(a) Treatment of Additional Shares. On the Closing Date, approximately 6,255,000 shares of restricted common stock of Zurickirch shall be cancelled, and there shall be outstanding 1,000,000 shares to John Chris Kirch or as directed. As of Closing, the parties shall own the outstanding common stock of Zurickirch as allocated pursuant to Schedule 1.01(a) and have entered into lock-up agreements as mutually agreed to between the parties as also indicated on Schedule 1.01(a).

1.02 Delivery of Certificates by ASI Stockholder. The transfer of ASI shares by the ASI Stockholder shall be effected by the delivery to Zurickirch at the Closing (as set forth in Section 1.05hereof) of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed and with all necessary transfer taxes and other revenue stamps affixed and acquired at the ASI Stockholder's expense.

1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, Zurickirch will own all the issued and outstanding shares of ASI and ASI will be a wholly-owned subsidiary of Zurickirch operating under the name Aspect Semiquip International, Inc. or such other name selected by the shareholders and management of ASI.

1.04 Further Assurances. At the Closing and from time to time thereafter, the ASI Stockholder shall execute such additional instruments and take such other action as Zurickirch may reasonably request, without undue cost to the ASI Stockholder to effectively sell, transfer, and assign clear title and ownership in the ASI Shares to Zurickirch.

1.05 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place on or before May 30, 2002 or on another date to be agreed to in writing by the parties (the "Closing Date"). The Agreement may be closed at any time following approval by a majority of the shareholder of Zurickirch Common Stock as set forth in Section 4.01 hereof and the ASI Stockholders as set forth in Section 5.01. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

1.06 Closing Events.

(a) Zurickirch Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, Zurickirch shall deliver to ASI at Closing all the following:

(i) A certificate of good standing from the Department of Commerce of the State of Nevada, issued as of a date within ten days prior to the Closing Date, certifying that Zurickirch is in good standing as a corporation in the State of Nevada;

(ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Zurickirch executing this Agreement and any other document delivered pursuant hereto on behalf of Zurickirch;

(iii) Copies of the resolutions/consents of Zurickirch's board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Zurickirch as of the Closing Date;

(iv) The certificate contemplated by Section 4.02, duly executed by the chief executive officer of Zurickirch;

(v) The certificate contemplated by Section 4.03, dated the Closing Date, signed by the chief executive officer of Zurickirch; and

(vi) certificates for 18,000,000 shares of Zurickirch Common Stock in the name of the ASI Stockholder as set forth in Exhibit "A-1".

In addition to the above deliveries, Zurickirch shall take all steps and actions as ASI and ASI Stockholder may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

(b) ASI Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, ASI and/or the ASI Stockholder shall deliver to Zurickirch at Closing all the following:

(i) A certificate of good standing from the Secretary of State of the State of Arizona, issued as of a date within ten days prior to the Closing Date certifying that ASI is in good standing as a corporation in the State of Arizona;

(ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of ASI executing this Agreement and any other document delivered pursuant hereto on behalf of ASI;

(iii) Copies of resolutions/consents of the board of directors and of the stockholders of ASI authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of ASI as of the Closing Date;

(iv) The certificate contemplated by Section 5.02, executed by the chief operating officer of ASI; and

(v) The certificate contemplated by Section 5.03, dated the Closing Date, signed by the chief operating officer of ASI.

In addition to the above deliveries, ASI shall take all steps and actions as Zurickirch may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES OF ZURICKIRCH

As an inducement to, and to obtain the reliance of ASI, Zurickirch and John Chris Kirch, jointly and severally represent and warrant as follows as of the date of this Agreement and as of the Closing:

2.01 Organization Zurickirch is, and will be on the Closing, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Zurickirch's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

2.02 Approval of Agreement. Zurickirch has full power, authority, and legal right and have taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Zurickirch has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the Zurickirch shareholders and compliance with state and federal corporate and securities laws.

2.03 Capitalization. The authorized capitalization of Zurickirch consists of 50,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value, of which approximately 10,000,000 shares of common stock shall be issued and outstanding and no shares of preferred stock shall be issued and outstanding, prior to issuance and cancellation of shares as set forth in Section 1.01 of this Agreement. All issued and outstanding shares of Zurickirch are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Zurickirch. There shall be 1,200,000 shares of unrestricted common stock tradeable pursuant to Rule 144(k) of the Securities Act of 1933, as amended and all other outstanding shares shall be restricted and not registered or tradeable pursuant to Rule 144. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Zurickirch to issue, sell, or otherwise cause to become outstanding any of its capital stock (collectively, "Derivative Securities"). There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Zurickirch. Schedule 2.03 contains a complete list of the holders of and the date of issuance of the shares of Zurickirch Common Stock and the Derivative Securities and the number of shares held by each. None of the shares of Zurickirch Common Stock or Derivative Securities was issued in violation of the Securities Act or any other legal requirement. No registration rights have been given to any holder of capital stock or Derivative Securities. Zurickirch does not have any contract to acquire any equity securities or other securities of any person or any direct or indirect equity or ownership interest in any other business.

2.04 Financial Statements.

(a) Included in Schedule 2.04 or otherwise available from EDGAR through the SEC's website, www.sec.gov, are the audited balance sheet of Zurickirch as of its last fiscal year, and the related statements of operations, stockholders' equity (deficit), and cash flows for its last fiscal year including the notes thereto, and the accompanying report of Zurickirch's independent certified public accountant and unaudited financial statements for the six (6) month period ended June 30, 2002, including a balance sheet, income statement and statement of cash flows and related notes as reviewed by Zurickirch's independent certified public accountant.

(b) The financial statements of Zurickirch delivered pursuant to Section 2.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The Zurickirch financial statements present fairly, in all material respects, as of their respective dates, the financial position of Zurickirch. Zurickirch did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with generally accepted accounting principles, and all assets reflected therein presently fairly the assets of Zurickirch in accordance with generally accepted accounting principles.

(c) The books of account, minute books, stock record books, and other records of Zurickirch, all of which have been made available to ASI, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act, including the maintenance of an adequate system of internal controls. The minute books of Zurickirch contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of Zurickirch, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of Zurickirch.

(d) Zurickirch has filed or caused to be filed (on a timely basis since inception of Zurickirch) all tax returns that are or were required to be filed by or with respect to it. Zurickirch has delivered to ASI copies of all tax returns filed since inception of Zurickirch. Zurickirch has paid all taxes that have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by Zurickirch or its officers, except such taxes, if any, as are listed in Schedule 2.04(d) and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the financial statements of the Company.

(e) The United States federal and state income tax returns of Zurickirch have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 2001. Schedule 2.04(e) contains a complete and accurate list of all audits of all such tax returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 2.04(e), are being contested in good faith by appropriate proceedings. Schedule 2.04(e) describes all adjustments to the United States federal income tax returns filed by Zurickirch for all taxable years since 1996, and the resulting deficiencies proposed by the IRS. Except as described in Schedule 2.04(e), Zurickirch has not been given or requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other person) of any statute of limitations relating to the payment of taxes.

(f) The charges, accruals, and reserves with respect to taxes on the respective books of Zurickirch are adequate (determined in accordance with GAAP) and are at least equal to Zurickirch's liability for taxes. There exists no proposed tax assessment against Zurickirch. No consent to the application of Section 341(f)(2) of the Internal Revenue Code has been filed with respect to any property or assets held, acquired, or to be acquired by Zurickirch. All taxes that Zurickirch is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or other person.

(g) All tax returns filed by Zurickirch are true, correct, and complete. There is no tax sharing agreement that will require any payment by Zurickirch after the date of this Agreement. Zurickirch has not been within the five-year period preceding the Closing Date, an "S" corporation.

2.05 Information. The information concerning Zurickirch set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Zurickirch shall cause the schedules delivered by it pursuant hereto and the instruments delivered to ASI hereunder to be updated after the date hereof up to and including the Closing Date.

2.06 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto, since the date of the most recent Zurickirch balance sheet described in Section 2.04 and included in the information referred to in Section 2.05:

(a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Zurickirch or (ii) any damage, destruction, or loss to Zurickirch (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of Zurickirch;

(b) Zurickirch has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Zurickirch; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees or (ix) agreed to any of the foregoing;

(c) Zurickirch has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Zurickirch balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Zurickirch; (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); or (vii) agreed to any of the foregoing; and

(d) To the best knowledge of Zurickirch, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Zurickirch.

2.07 Litigation and Proceedings. There are no actions, suits, or administrative or other proceedings pending or, to the knowledge of Zurickirch or John Chris Kirch, threatened by or against Zurickirch or adversely affecting Zurickirch or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Zurickirch is not in default of any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

2.08 Compliance With Laws and Regulations. Zurickirch has complied with and no circumstance exists which may give rise to lack of compliance with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance (i) could not materially and adversely affect the business, operations, properties, assets, or condition of Zurickirch or (ii) could not result in the occurrence of any material liability for Zurickirch. To the best knowledge of Zurickirch and John Chris Kirch, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

2.09 Material Contract Defaults. To the best knowledge of Zurickirch, Zurickirch is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Zurickirch, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Zurickirch has not taken adequate steps to prevent such a default from occurring.

2.10 No Conflict With Other Instruments. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, directly or indirectly, (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Zurickirch is subject or any provision of the charter or bylaws of Zurickirch or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Zurickirch is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets) or (iii) cause ASI to become subject to, or to become liable for the payment of, any tax, or (iv) cause any of the assets owned by Zurickirch to be reassessed or revalued by any taxing authority or other governmental agency. Except as set forth in Schedule 2.10, Zurickirch will not be required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.

2.11 Subsidiary. Zurickirch does not own, beneficially or of record, any equity securities in any other entity. Zurickirch does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

2.12 Zurickirch Schedules. Zurickirch has delivered to ASI the following schedules, which are collectively referred to as the "Zurickirch Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of Zurickirch as complete, true, and accurate:

(a) A schedule including copies of the articles of incorporation and bylaws of Zurickirch in effect as of the date of this Agreement;

(b) A schedule containing copies of resolutions adopted by the board of directors of Zurickirch approving this Agreement and the transactions herein contemplated;

(c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Zurickirch since the most recent Zurickirch balance sheet, required to be provided pursuant to Section 2.04 hereof,

(d) A schedule setting forth the financial statements required pursuant to Section 2.04(a) hereof, and

(e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Zurickirch Schedules by Sections 2.01 through 2.11.

Zurickirch shall cause the Zurickirch Schedules and the instruments delivered to ASI hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Zurickirch Schedules, certified in the same manner as the original Zurickirch Schedules, shall be delivered prior to and as a condition precedent to the obligation of ASI to close.

2.13 Certain Payments. Since inception, neither Zurickirch nor any director, officer, agent, or employee of Zurickirch, or to John Chris Kirch's knowledge any other person associated with or acting for or on behalf of Zurickirch, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Zurickirch, or (iv) in violation of any legal requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of Zurickirch.

2.14 Relationships With Related Persons. Other than as set forth in Schedule 2.14, no affiliate of Zurickirch has, or since the first day of the next to last completed fiscal year of Zurickirch has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to Zurickirch's businesses. No affiliate of Zurickirch is, or since the first day of the next to last completed fiscal year of Zurickirch has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a person that has (i) had business dealings or a material financial interest in any transaction with Zurickirch, or (ii) engaged in competition with Zurickirch with respect to any line of the products or services of Zurickirch (a "Competing Business") in any market presently served by Zurickirch except for less than one percent of the outstanding capital stock of any competing business that is publicly traded on any recognized exchange or in the over-the-counter market.

2.15 Brokers' Fees. Other than as set forth in Scedule 2.15, Zurickirch has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

2.16 Filings with the SEC. Zurickirch has made all filings with the SEC that it has been required to make within the past two years under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.17 Reporting Company Status; NASD Compliance. Zurickirch files reports with the SEC pursuant to Section 12(g) of the Securities Exchange Act. Zurickirch has duly filed all material and documents required to be filed pursuant to all reporting obligations under either Section 13(a) or 12(g) of the Exchange Act. Zurickirch has complied with the reporting requirements of the National Association of Securities Dealers ("NASD") to have its common stock quoted on the Over-the-Counter Bulletin Board ("Bulletin Board"), and Zurickirch's common stock is listed and traded on the Bulletin Board under the symbol "ZUKH". Zurickirch is currently in compliance with the reporting requirements of the NASD. Neither Zurickirch nor John Chris Kirch has knowledge of any pending or contemplated action or proceeding of any kind to suspend the trading of the common stock of Zurickirch.

2.18 No Injunctions. Neither Zurickirch, nor any of its officers or directors have, during the past five (5) years, been the subject of any injunction, cease and desist order, assurance of discontinuance, suspension or restraining order, revocation or suspension of a license to practice a trade, occupation or profession, denial of an application to obtain or renew same, any stipulation or consent to desist from any act or practice, any disciplinary action by any court or administrative agency, nor has Zurickirch or any of its officers or directors knowingly violated any state or federal laws regulating the offering and sale of securities.

2.19 Guaranties. Zurickirch is not a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other person.

2.20 Price Stabilization. Neither Zurickirch or any of its directors or affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted, the stabilization or manipulation of the price of the outstanding common stock or any other outstanding securities of Zurickirch.

2.21 Investment Company Act. Zurickirch is not conducting, and will not conduct, its business in a manner which would cause it to become, an "investment company," as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ASI

As an inducement to, and to obtain the reliance of Zurickirch, ASI represents and warrants as follows:

3.01 Organization. ASI is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of ASI. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of ASI's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

3.02 Approval of Agreement. ASI has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of ASI have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the ASI Stockholders and compliance with state and federal securities laws.

3.03 Capitalization. The issued and outstanding shares of ASI consist of 3,543,214 shares of common stock, issued and outstanding to three shareholders. All issued and outstanding shares of ASI are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. All shareholders are either offshore, sophisticated or accredited investors and have supplied written representation to ASI of such status. Except as set forth on Schedule 3.03, there are no dividends or other amounts due or payable with respect to any of the shares of capital stock of ASI.

3.04 Financial Statements.

(a) Included in Schedule 3.04 are the unaudited financial statements of ASI through the year ending December 31, 2001, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2001, including the notes thereto.

(b) The unaudited financial statements delivered pursuant to Section 3.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial statements of ASI present fairly, as of their respective dates, the financial position of ASI. ASI did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of ASI, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of ASI as of their respective dates and for the respective periods covered thereby.

3.05 Outstanding Warrants and Options. ASI has no issued options, calls, or commitments of any nature relating to the authorized and unissued ASI Common Stock, other than the options which are disclosed in Schedule 3.05. Following the closing of this Agreement, ASI may issue any warrants or options as it deems fit.

3.06 Due Diligence. ASI shall have delivered to Zurickirch, no later than May 8, 2002, the due diligence requested by Zurickirch. The information concerning ASI set forth in this Agreement and in the schedules delivered by ASI pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. ASI shall cause the information delivered by ASI pursuant hereto to Zurickirch hereunder to be updated after the date hereof up to and including the Closing Date.

3.07 Absence of Certain Changes or Events. Except as set forth in this Agreement since the date of the most recent ASI balance sheet described in Section 3.04 and included in the information referred to in Section 3.06, and except as set forth on Schedule 3.07,

(a) There has not been (i) any material adverse change in the business, operations, properties, or assets of ASI or (ii) any damage, destruction, or loss to ASI materially and adversely affecting the business, operations, properties, or assets of ASI.

(b) ASI has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of ASI; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

(c) ASI has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent ASI balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of ASI; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) To the knowledge of ASI, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of ASI.

3.08 Title and Related Matters. Except as provided herein or disclosed in the most recent ASI balance sheet and the notes thereto, ASI has good and marketable title to all of its properties, inventory, interests in properties, and technology, including, but not limited to the ASI technology, intellectual property, computer software, and assets, which are reflected in the most recent ASI balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties.

3.09 Litigation and Proceedings. There are no material actions, suits, or proceedings pending or, to the knowledge of ASI, threatened by or against ASI or adversely affecting ASI, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. ASI does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.10 Material Contract Defaults. ASI is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of ASI, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which ASI has not taken adequate steps to prevent such a default from occurring.

3.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust. or other material contract, agreement, or instrument to which ASI is a party or to which any of its properties or operations are subject.

3.12 Governmental Authorizations. ASI has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by ASI of this Agreement and the consummation by ASI of the transactions contemplated hereby.

3.13 Compliance With Laws and Relations. To the best knowledge of ASI, ASI has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of ASI or except to the extent that noncompliance would not result in the occurrence of any material liability for ASI. To the knowledge of ASI, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

3.14 Subsidiary. ASI does not own, beneficially or of record, any equity securities in any other entity. ASI does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

3.15 ASI Schedules. ASI has delivered to Zurickirch the following schedules, which are collectively referred to as the "ASI Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and Zurickirch as of such date, all certified by the chief executive officer of ASI as complete, true, and accurate:

(a) A schedule including copies of the articles of incorporation and bylaws of ASI and all amendments thereto in effect as of the date of this Agreement;

(b) A schedule containing copies of resolutions adopted by the board of directors of ASI approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;

(c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of ASI since the most recent ASI balance sheet, required to be provided pursuant to Section 3.04 hereof,

(d) A schedule setting forth the financial statements required pursuant to Section 3.04 (a) hereof, and

(e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the ASI Schedules by Sections 3.01 through 3.14.

ASI shall cause the ASI Schedules and the instruments delivered to Zurickirch hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated ASI Schedules, certified in the same manner as the original ASI Schedules, shall be delivered prior to and as a condition precedent to the obligation of Zurickirch to close.

ARTICLE IV

CONDITIONS PRECEDENT TO OBLIGATIONS OF ASI

The obligations of ASI under this Agreement are subject to the following conditions:

4.01 Shareholder Approval.

(a) Zurickirch shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the acquisition of ASI through the issuance of Zurickirch Common Stock for all of the issued and outstanding ASI Shares, and the change of name of Zurickirch to "DND Technologies, Inc." or such other derivation thereof as may be agreed to by the board of directors of ASI.

(b) ASI shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the exchange of Zurickirch Common Stock for all of the issued and outstanding ASI Shares.

4.02 Accuracy of Representations. The representations and warranties made by Zurickirch in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Zurickirch shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Zurickirch prior to or at the Closing. ASI shall be furnished with certificates, signed by duly authorized officers of Zurickirch and dated the Closing Date, to the foregoing effect.

4.03 Officer's Certificates. ASI shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of Zurickirch to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the knowledge of John Chris Kirch or Zurickirch threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Zurickirch's own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

(a) This Agreement has been duly approved by Zurickirch's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Zurickirch by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Zurickirch pursuant to a unanimous consent;

(b) There have been no material adverse changes in Zurickirch up to and including the date of the certificate;

(c) All conditions required by this Agreement have been met, satisfied, or performed by Zurickirch;

(d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Zurickirch have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Zurickirch, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of Zurickirch, the operation of Zurickirch, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which Zurickirch is bound or in any way contests the existence of Zurickirch.

4.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Zurickirch, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Zurickirch.

4.05 Good Standings. ASI shall have received a certificate of good standing from the appropriate authority, dated as of the date within five days prior to the Closing Date, certifying that Zurickirch is in good standing as a corporation in the State of Nevada.

4.06 Other Items. ASI shall have received such other documents, certificates, or instruments relating to the transactions contemplated hereby as ASI may reasonably request.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF ZURICKIRCH

The obligations of Zurickirch under this Agreement are subject to the following conditions:

5.01 Shareholder Approval.

Zurickirch shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the acquisition of ASI through the issuance of Zurickirch Common Stock for all of the issued and outstanding ASI Shares, and the change of name of Zurickirch to "Aspect Semiquip International, Inc." or such other derivation thereof as may be agreed to by the board of directors of ASI. If Zurickirch is unable to obtain shareholder approval, Zurickirch is under no further obligation to proceed with the transactions contemplated under this Agreement. John Chris Kirch shall agree to vote in favor of approval of this Agreement and the transaction it contemplates.

ASI shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the exchange of Zurickirch Common Stock for all of the issued and outstanding ASI Shares.

5.02 Share Redemption. ASI shall have completed the redemption of 1,793,214 of its shares of common stock such that the sole owner of record of ASI capital stock and the number of shares issued and outstanding shall be as set forth on Exhibit A-1.

5.03 Accuracy of Representations. The representations and warranties made by ASI in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and ASI shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by ASI prior to or at the Closing. Zurickirch shall be furnished with a certificate, signed by a duly authorized officer of ASI and dated the Closing Date, to the foregoing effect.

5.04 Officer's Certificates. Zurickirch shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief operating officer of ASI to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of ASI, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and ASI's own documents, the certificate shall represent, to the best knowledge of the officer, that:

This agreement has been duly approved by ASI's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of ASI by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of ASI pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders;

Except as provided or permitted herein, there have been no material adverse changes in ASI up to and including the date of the certificate.

All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by ASI have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

(d) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against ASI, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of ASI, the operation of ASI, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which ASI is bound or would in any way contest the existence of ASI.

5.05 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of ASI, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of ASI.

5.06 Good Standing. Zurickirch shall have received a certificate of good standing from the appropriate authority, dated as of a date with five days prior to the Closing Date, certifying that ASI is in good standing as a corporation in the State of Arizona.

5.07 Ownership Documentation. Zurickirch shall have received documentation verifying that all rights, title and interest in and to the trade names, technology, software, intellectual property, manufacturing equipment, inventory and assets related to the ASI products and technology shall be free and clear of any and all liens, encumbrances, royalties and claims prior to Closing, other than those documents in the schedules or financials delivered to Zurickirch.

5.08 Other Items. Zurickirch shall have received such further documents certificates, or instruments relating to the transactions contemplated hereby as Zurickirch may reasonably request.

ARTICLE VI

SPECIAL COVENANTS

6.01 Activities of Zurickirch and ASI

(a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by Zurickirch and ASI pursuant hereto or as permitted or contemplated by this Agreement, Zurickirch and ASI will each:

(i) Carry on its business in substantially the same manner as it has heretofore;

(ii) Maintain in full force and effect insurance comparable 'in amount and in scope of coverage to that now maintained by it;

(iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(iv) Use its best efforts to maintain and preserve it business organization intact, to retain its key employees, and to maintain Its relationships with its material suppliers and customers;

(v) Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date.; and

(vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) From the date of this Agreement until the Closing Date, Zurickirch and ASI will not:

(i) Make any change in its articles of incorporation or bylaws;

(ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

(iii) Enter into any agreement for the sale of ASI or Zurickirch securities without the prior approval of the other party.

(iv) Issue or cause to be issued any press announcements or news releases other than those required by law.

6.02 Access to Properties and Records. Until the Closing Date, ASI and Zurickirch will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of ASI or Zurickirch and will furnish the other party with such additional financial and other information as to the business and properties of ASI or Zurickirch as each party shall from time to time reasonably request.

6.03 Indemnification by ASI. ASI will indemnify and hold harmless Zurickirch and its directors and officers, employees and agents, and each person, if any, who controls Zurickirch, within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any breach of this Agreement, or any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by ASI expressly for use therein. The indemnity agreement contained in this Section 6.03 shall remain operative and in fullforce and effect, regardless of any investigation made by or on behalf of Zurickirch and shall survive the consummation of the transactions contemplated by this Agreement for a period of 24 months. This indemnity agreement does not cover any acts of Zurickirch, its management, employees, or agents, prior to the date of this Agreement.

6.04 Indemnification by Zurickirch. Zurickirch and John Chris Kirch shall indemnify and hold harmless ASI, the ASI Stockholder, ASI's directors and officers, and each person, if any, who controls ASI within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Zurickirch expressly for use therein. The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of ASI and shall survive the consummation of the transactions contemplated by this Agreement for a period of twenty-four months.

6.05 The Acquisition of Zurickirch Common Stock. Zurickirch and ASI understand and agree that the consummation of this Agreement including the issuance of the Zurickirch Common Stock to ASI in exchange for the ASI Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Zurickirch and ASI agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, among other items, on the circumstances under which such securities are acquired.

(a) In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, the signing of this Agreement and the delivery of appropriate separate representations shall constitute the parties acceptance of, and concurrence in, the following representations and warranties:

(i) The ASI Stockholder acknowledges that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring Zurickirch Common Stock, and that this transaction involves certain risks.

(ii) The ASI Stockholder has received and read the Agreement and understand the risks related to the consummation of the transactions herein contemplated.

(iii) ASI Stockholder has such knowledge and experience in business and financial matters that they are capable of evaluating each business.

(iv) The ASI Stockholder has been provided with copies of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and- the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

(v) All information which the ASI Stockholder has provided to Zurickirch or their representatives concerning their suitability and intent to hold shares in Zurickirch following the transactions contemplated hereby is complete, accurate, and correct.

(vi) The ASI Stockholder has not offered or sold any securities of Zurickirch or interest in this Agreement and have no present intention of dividing the Zurickirch Common Stock or ASI Shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

(vii) The ASI Stockholder understands that the Zurickirch Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject Zurickirch Common Stock may, under certain circumstances, be inconsistent with this exemption and may make ASI or Zurickirch an "underwriter", within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject Zurickirch Common Stock can only be effected in transactions which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding tire issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, and, after one year after the date the Zurickirch Common Stock or ASI Shares is fully paid for, as calculated in accordance with rule 144(d), sales of securities in reliance upon rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

(viii) The ASI Stockholder acknowledges that the shares of Zurickirch Common Stock, must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Other than as set forth herein, Zurickirch is not under any obligation to register the Zurickirch Common Stock under the Securities Act. If rule 144 is available after one year and prior to two years following the date the shares are fully paid for, only routine sales of such Zurickirch Common Stock in limited amounts can be made in reliance upon rule 144 in accordance with the terms and conditions of that rule. Zurickirch is not under any obligation to make rule 144 available except as set forth in this Agreement and in the event rule 144 is not available, compliance with Regulation A or some other disclosure exemption may be required before the ASI Stockholder can sell, transfer, or otherwise dispose of such Zurickirch Common Stock without registration under the Securities Act. Subject to compliance with federal and state securities laws, Zurickirch' registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Zurickirch Common Stock held by the ASI Stockholder and the certificates representing the Zurickirch Common Stock will bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

(ix) Subject to compliance with federal and state securities laws, Zurickirch may refuse to register further transfers or resales of the Zurickirch Common Stock in the absence of compliance with rule 144 unless the ASI Stockholders furnish Zurickirch with an opinion of counsel reasonably acceptable to Zurickirch stating that the transfer is proper. Further, unless such opinion states that the shares of Zurickirch Common Stock are free of any restrictions under the Securities Act, Zurickirch may refuse to transfer the securities to any transferee who does not furnish in writing to Zurickirch the same representations and agree to the same conditions with respect to such Zurickirch Common Stock as set forth herein. Zurickirch may also refuse to transfer the Zurickirch Common Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

(b) In connection with the transaction contemplated by this Agreement, ASI and Zurickirch shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the ASI Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c) In order to more fully document reliance on the exemptions as provided herein, ASI, the ASI Stockholder, and Zurickirch shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Zurickirch or ASI and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d) The ASI Stockholder acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

6.06 Zurickirch Liabilities. Immediately prior to the Closing Date, Zurickirch shall have no material assets and no liabilities in excess of $500, and all expenses related to this Agreement or otherwise shall have been paid.

6.07 Securities Filings. ASI shall be responsible for the preparation of a Form 8-K filing with the Securities and Exchange Commission and ASI shall be responsible for a filing of consolidated audited financials in a separate 8-K filing within 60 days from the closing date, and will be responsible for any and all filings in any jurisdiction where its shareholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

6.08 Sales of Securities Under Rule 144, If Applicable.

(a) Zurickirch will use its best efforts to at all times satisfy the current public information requirements of rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by rule 144 as it is from time to time amended.

(b) Upon being informed in writing by any person holding restricted stock of Zurickirch as of the date of this Agreement that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Zurickirch will certify in writing to such person that it is in compliance with rule 144 current public information requirement to enable such person to sell such person's restricted stock under rule 144, as may be applicable under the circumstances.

(c) If any certificate representing any such restricted stock is presented to Zurickirch's transfer agent for registration or transfer in connection with any sales theretofore made under rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Zurickirch and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, Zurickirch will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of rule 144. As the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 6.08 shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of two years.

(d) The shareholders of Zurickirch as of the date of this Agreement, as well as those receiving Zurickirch Common Stock pursuant to this Agreement, are intended third-party beneficiaries of this Section 6.08.

6.09 New Board of Directors and Officers. At the time of closing, the current board of directors and officers of Zurickirch shall resign and in their place nominees of ASI shall be appointed, subject to the approval of the suitability and qualifications of such nominees.

6.10 Capitalization. For a period of twenty-four months from the Closing Date, Zurickirch will not engage in any reverse split of its issued and outstanding Common Stock, without the prior written approval of John Chris Kirch, which approval shall not be unreasonably withheld, and which approval shall be granted on the condition that all shares issued or retained pursuant to Section 1.01(a) of this agreement shall remain undiluted by any reverse split within said twenty-four month period.

ARTICLE VII

TERMINATION

7.1 Termination of Agreement. Either party may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

(a) either party may terminate this Agreement by written notice at any time prior to the Closing;

(b) Zurickirch may terminate this Agreement by giving written notice to ASI at any time prior to the closing (A) in the event ASI has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, ASI has notified Zurickirch of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach of (B) if the closing shall not have occured on or before August 1, 2002; and

(c) ASI may terminate this Agreement by giving written notice to Zurickirch at any time prior to the closing (A) in the event Zurickirch has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, ASI has notified Zurickirch of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach (B) if more than five percent (5%) of the Zurickirch's shareholders dissent from the transaction contemplated by this Agreement or (C) if the closing shall not have occured on or before August 1, 2002.

7.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 7.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach); provided, however, that the confidentiality provisions contained in Section 8.3 shall survive any such termination.

ARTICLE VIII

MISCELLANEOUS

8.01 Brokers. Except as provided herein, Zurickirch and ASI agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement other than those previously disclosed. Further, Zurickirch and ASI each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party. The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

8.02 Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its best efforts to advise the other party prior to making the disclosure).

8.03 Confidentiality. Each of the parties shall maintain all confidential information of the other in confidence, shall not use or disclose such information except in furtherance of the transactions contemplated by this Agreement, and shall return such information to the other in the event of a failure to close.

8.04 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for international, federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

8.05 Governing Law; Venue. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Arizona. Any and all claims or legal actions brought by either party to this Agreement shall be brought in Maricopa County in the Federal District Court or in the state court in the City of Phoenix.

8.06 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to Zurickirch, to:	If to ASI, to:
Michael L. Labertew	Douglas Dixon, CEO
Zurickirch Corp.	Aspect Semiquip International, Inc.
4685 S. Highland Dr, Ste 202	375 E. Elliott Road
Salt Lake City, UT 84117	Chandler, AZ 85225

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

8.07 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

8.08 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by Zurickirch or ASI such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party or the party itself, after reasonable investigation, has any knowledge of such matters.

8.09 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

8.10 Survival, Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of twenty-four months from the Closing Date, unless otherwise provided herein.

8.11 Counterparts; Facsimile. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Facsimile signatures shall constitute original signatures, and shall be followed by delivery of original signatures.

8.12 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

Zurickirch Corp. Aspect Semiquip International, Inc.

a Nevada corporation a Arizona corporation

By: _________________________________ By: _______________________________

____________________________________

John Chris Kirch

EXHIBIT A-1

Aspect Semiquip International, Inc.

List of Shareholders

Name of Shareholder	Number of ASI Shares Owned	Number of Zurickirch Shares to be Received in Exchange
Douglas Dixon	1,750,000	18,000,000

FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (this "Amendment") is made this 2nd day of August, 2002, by and between Zurickirch Corp., a Nevada corporation ("Zurickirch"), John Chris Kirch, an individual residing in Salt Lake City, Utah; and Aspect Semiquip International, Inc., an Arizona corporation ("ASI").

WHEREAS, the parties entered into an Agreement and Plan of Reorganization ("Agreement") on May 15, 2002, whereby all of the issued and outstanding capital stock of ASI was to be acquired in a tax free reorganization.

WHEREAS, the parties desire to amend the Agreement to reflect various revisions in the representations, warranties and covenants of the parties and to close the Agreement.

NOW, THEREFORE, for the mutual benefits of the parties and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

1. Section 1.01 of the Agreement is hereby deleted in its entirety and the following substituted therefor.

1.01 .

On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the sole remaining owner of record of all of the stock of ASI issued and outstanding on the Closing Date as set forth on Exhibit A-1 (the "ASI Stockholder") shall assign, transfer, and deliver to Zurickirch, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all outstanding shares of common stock of ASI (the "ASI Shares") held by the ASI Stockholder which shares shall represent all outstanding shares of ASI common stock, and Zurickirch agrees to acquire such shares on such date by issuing and delivering in exchange therefor an aggregate of approximately 18,000,000 restricted shares of Zurickirch common stock, par value $0.001 per share, (the "Zurickirch Common Stock"). All shares of Zurickirch Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Zurickirch Common Stock which may occur between the date of the execution of this Agreement and the Closing Date. Following the issuance of the 18,000,000 shares as set forth herein, the ASI Stockholder shall hold at least an aggregate of 83% of the voting and beneficial interest of all outstanding securities of Zurickirch.

2. Section 1.03 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

1.03 Operation as Wholly-Owned Subsidiary.

After giving effect to the transaction contemplated hereby, Zurickirch will own all the outstanding shares of ASI and ASI will be a wholly-owned subsidiary of Zurickirch operating under the name Aspect Semiquip International, Inc. or such other name selected by the shareholders and management of ASI.

3. Section 2.04(a) of the Agreement is deleted in its entirety and the following substituted therefor:

2.04 Financial Statements.

(a) Included in Schedule 2.04 or otherwise available from EDGAR through the SEC's website, www.sec.gov, are the audited balance sheet of Zurickirch as of its last fiscal year, and the related statements of operations, stockholders' equity (deficit), and cash flows for its last fiscal year including the notes thereto, and the accompanying report of Zurickirch's independent certified public accountant and unaudited financial statements for the six (6) month period ended June 30, 2002, including a balance sheet, income statement and statement of cash flows and related notes as reviewed by Zurickirch's independent certified public accountant.

4. Section 3.03 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

3.03 Capitalization.

The issued and outstanding shares of ASI consist of 1,750,000 shares of common stock, and the issued shares consist of 942,299 shares of treasury common stock. All issued and outstanding shares of ASI are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. All shareholders are either offshore, sophisticated or accredited investors and have supplied written representation to ASI of such status. Except as set forth on Schedule 3.03, there are no dividends or other amounts due or payable with respect to any of the shares of capital stock of ASI.

5. Section 3.10 is hereby deleted in its entirety and the following language is substituted therefor:

3.10 Material Contract Defaults.

Except as set forth in Schedule 3.10, ASI is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of ASI, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which ASI has not taken adequate steps to prevent such a default from occurring.

6. Section 4.01 is hereby deleted in its entirety and the following language is substituted therefor:

4.01 Shareholder Approval.

(a) Zurickirch shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the acquisition of ASI through the issuance of Zurickirch Common Stock for all of the issued and outstanding ASI Shares.

7. Section 5.02 is hereby deleted in its entirety.

8. Section 5.05 is hereby deleted in its entirety.

9. Any and all schedules attached to the Agreement are hereby deleted and the schedules attached hereto are substituted therefore.

IN WITNESS WHEREFOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

Zurickirch Corp. Aspect Semiquip International, Inc.

a Nevada corporation a Arizona corporation

By:

John Chris Kirch

John Chris Kirch